Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279156

Prospectus Supplement No. 7

(to the Prospectus dated July 5, 2024, as supplemented by

Prospectus Supplement No. 1, dated August 2, 2024

Prospectus Supplement No. 2, dated September 26, 2024

Prospectus Supplement No. 3, dated October 4, 2024

Prospectus Supplement No. 4, dated October 11, 2024

Prospectus Supplement No. 5, dated October 21, 2024 and

Prospectus Supplement No. 6 dated November 1, 2024)

CERO THERAPEUTICS HOLDINGS, INC.

44,523,704 Shares of Common Stock

This prospectus supplement no. 7 (this “Prospectus Supplement”) amends and supplements the prospectus dated July 5, 2024 (as may be supplemented or amended from time to time, the “Prospectus”) which forms part of our Registration Statement on Form S-1 (Registration Statement No. 333-279156). This Prospectus Supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in the attached Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Securities and Exchange Commission”) on November 12, 2024 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this Prospectus Supplement.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on this Prospectus Supplement.

Our common stock and public warrants are listed on Nasdaq Global Market and Nasdaq Capital Market (collectively, “Nasdaq”) under the symbols “CERO” and “CEROW,” respectively. On November 8, 2024, the last quoted sale price of our common stock as reported on Nasdaq was $0.0700 per share and the last quoted sale price of our public warrants as reported on Nasdaq was $0.0066 per warrant.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 31 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is November 12, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	87-1088814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERO	NASDAQ Global Market
Warrants, each whole warrant exercisable for one share of common stock	CEROW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on February 14, 2024, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”) and an institutional investor (the “Investor”) entered into a common stock purchase agreement (“Prior Purchase Agreement”) pursuant to which, upon the terms and subject to the conditions and limitations set forth in such Prior Purchase Agreement, the Company may issue and sell to the Investor up to an aggregate of $25,000,000.00 of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”). As of the date of the Purchase Agreement, the Company has issued and sold 23,377,921 shares of Common Stock for aggregate proceeds of $4.41 million pursuant to the Prior Purchase Agreement. Accordingly, in order to enable the Company to issue and sell and the Investor to purchase from the Company, an aggregate of $25,000,000 of the Company’s outstanding shares of Common Stock, the Company and the Investor have entered into the Purchase Agreement.

On November 8, 2024, the Company entered into a purchase agreement (the “Purchase Agreement”) with the Investor, pursuant to which the Company may issue and sell to the Investor, from time to time as provided in the Purchase Agreement, and the Investor shall purchase from the Company up to $20,589,384.23 of the Company’s outstanding shares of Common Stock, subject to the satisfaction of the conditions in the Purchase Agreement. Capitalized terms not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement.

As the Purchase Agreement constitutes a continuation of the equity line program commenced under the Prior Purchase Agreement, the Commitment Shares issued to the Investor pursuant to the Prior Purchase Agreement shall satisfy in full the Company’s obligation to deliver any additional shares of Common Stock to the Investor as consideration for entering into the Purchase Agreement.

At any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.01, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery of a Fixed Purchase Notice, to purchase a Fixed Purchase Share Amount, not to exceed the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date), at the applicable Fixed Purchase Price therefor on the applicable Fixed Purchase Date in accordance with the Purchase Agreement; provided, however, that the Investor’s committed obligation under any single Fixed Purchase shall not exceed the lower of 10,000 shares of Common Stock or $100,000 (provided that all shares of Common Stock in respect of all prior Fixed Purchases, VWAP Purchases and Additional VWAP Purchases shall have been delivered to the Investor).

In addition, at any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.01 and such business day is also the Purchase Date for a Fixed Purchase of an amount of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a VWAP Purchase Notice, to purchase the applicable VWAP Purchase Share Amount, not to exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on the applicable VWAP Purchase Date in accordance with this Agreement (each such purchase, a “VWAP Purchase”); provided, however, that the Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases shall not exceed $10,000,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases on such VWAP Purchase Date, collectively.

At any time from and after the Commencement Date, in addition to the Fixed Purchases and VWAP Purchases described above, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of an Additional VWAP Purchase Notice, to purchase the applicable Additional VWAP Purchase Share Amount, not to exceed the applicable Additional VWAP Purchase Maximum Amount, at the applicable Additional VWAP Purchase Price therefor on the applicable Additional VWAP Purchase Date in accordance with the Purchase Agreement (each such purchase, an “Additional VWAP Purchase”); provided, however, that the Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases on the applicable Additional VWAP Purchase Date, which Additional VWAP Purchase Date shall be the same Trading Day as the applicable VWAP Purchase Date for such VWAP Purchase, shall not exceed $10,000,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases, collectively.

In no event shall the Company issue or sell to the Investor, any shares of Common Stock under the Purchase Agreement, which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock.

Pursuant to the Purchase Agreement, the Company agreed to use 25% of the net proceeds of any sales of Common Stock thereunder to offer to redeem outstanding shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), at a price of 125% of the stated value thereof. The Company shall set aside such portion of the net proceeds from each day’s sales and conduct monthly redemption offers, which may be accepted or rejected at the option of each holder of shares of Series C Preferred Stock.

Concurrent with the execution of the Purchase Agreement, the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide the Investor with customary registration rights related to the shares issued under the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 11, 2024, the Company held a special meeting with its stockholders (the “Special Meeting”) at 12:00 p.m. Eastern Time for the purposes of considering and voting upon the proposals below. As of the record date of October 2, 2024, there were a total of 147,542,572 shares of the Company’s Common Stock, issued and outstanding and entitled to vote at the Special Meeting. There were 105,763,473 shares of Common Stock present at the Special Meeting in person or represented by proxy, or approximately 71.68% of the shares issued and outstanding and entitled to vote at the Special Meeting, representing a quorum. Capitalized terms used, but not defined herein, shall have the meaning set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 18, 2024.

Proposal 1.	To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to combine outstanding shares of the Company’s Common Stock into a lesser number of outstanding shares, by a ratio of not less than one-for-twenty-five and not more than one-for-one-hundred and fifty, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion.

FOR	ABSTAIN	AGAINST
101,833,014	23,009	3,907,450

Proposal 2.	To approve, subject to certain conditions, the issuance of shares of Common Stock in accordance with Nasdaq Listing Rule 5635, upon (i) the conversion of the Company’s Series C Preferred Stock and (ii) the exercise of warrants to purchase Common Stock issued in a private placement in September 2024.

FOR	ABSTAIN	AGAINST
95,321,307	88,099	2,026,770

Proposal 3.	To approve the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of Common Stock available for issuance under the Plan and the number of shares that may be issued pursuant to incentive stock options by an additional 20,845,391 shares.

FOR	ABSTAIN	AGAINST
86,692,755	13,440	10,729,981

Proposal 4 was not presented to the stockholders because the foregoing resolutions were approved.

2

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Common Stock Purchase Agreement, by and between CERo Therapeutics Holdings, Inc., and an institutional investor, dated as of November 8, 2024
10.2*	Registration Rights Agreement, by and between CERo Therapeutics Holdings, Inc., and an institutional investor, dated as of November 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERO THERAPEUTICS HOLDINGS, INC.

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich
Title:	Interim Chief Executive Officer

Dated: November 12, 2024

4

Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

Dated as of November 8, 2024

by and among

CERo THERAPEUTICS HOLDINGS, INC.

and

KEYSTONE CAPITAL PARTNERS, LLC

i

ii

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of November 8, 2024 (this “Agreement”), by and among Keystone Capital Partners, LLC, a Delaware limited liability company (the “Investor”), and CERo Therapeutics Holdings, Inc. (formerly known as Phoenix Biotech Acquisition Corp.), a Delaware corporation (the “Company”).

RECiTALS

WHEREAS, on February 14, 2024, the parties hereto entered into that certain Common Stock Purchase Agreement pursuant to which, upon the terms and subject to the conditions and limitations set forth therein, the Company may issue and sell to the Investor up to $25,000,000 of the Company’s outstanding shares of Common Stock (the “Prior Purchase Agreement”);

WHEREAS, the Prior Purchase Agreement contains an Aggregate Limit (as defined therein) of 25,000,000 shares of Common Stock that may be issued and sold thereunder;

WHEREAS, as of the date hereof, the Company has issued and sold 23,377,921 shares of Common Stock for aggregate proceeds of $4,410,615.77 pursuant to the Prior Purchase Agreement;

WHEREAS, the Prior Purchase Agreement contains certain prohibitions on amendments thereto;

WHEREAS, in order to enable the Company to issue and sell, and the Investor to purchase from the Company, an aggregate of up to $25,000,000 of the Company’s outstanding shares of Common Stock, the parties desire to enter into this Agreement to provide that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $20,589,384.23 of the Company’s outstanding shares of Common Stock;

WHEREAS, as this Agreement constitutes a continuation of the equity line program commenced under the Prior Purchase Agreement, the Commitment Shares issued to the Investor pursuant to the Prior Purchase Agreement shall satisfy in full the Company’s obligation to deliver any additional shares of Common Stock to the Investor as consideration for entering into this Agreement; and

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall provide Investor with certain registration rights related to the shares issued under this Agreement, upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

PURCHASE AND SALE OF COMMON STOCK

Section 1.1.  Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to $20,589,384.23 of the Company’s outstanding shares of Common Stock as of the date of this Agreement (the “Total Purchase Commitment”), to the extent applicable under Section 2.4, by the delivery to the Investor of Fixed Purchase Notices, VWAP Purchase Notices, or Additional VWAP Purchase Notices, as provided in Article II.

Section 1.2.  Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon (a) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and (b) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 6.1, to the offices of Pryor Cashman LLP, 7 Times Square, New York, NY 10036, at 1:00 p.m., New York City time, on the Closing Date, or such other time and place as the parties hereto shall agree. In consideration of, and in express reliance upon, the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each Fixed Purchase, VWAP Purchase and Additional VWAP Purchase (each, a “Settlement”). The payment for the Shares in respect of each Fixed Purchase, VWAP Purchase and Additional VWAP Purchase shall occur (i) on the third (3rd) Trading Day following delivery of the Shares by the Company, and (ii) in accordance with Article II hereof; provided, that all of the conditions precedent in Article VI shall have been fulfilled at the applicable times set forth in Article VI.

Section 1.3.  Initial Public Announcements and Required Filings. The Company shall, within the time period required under the Exchange Act, file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents, attaching as exhibits thereto copies of each of this Agreement, the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement by the Company (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 1.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the Commission the Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 5:30 p.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Prospectus Supplement and any New Registration Statement (or any post-effective amendment thereto), the Company shall use its commercially reasonable efforts to file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto).

Article II
PURCHASE TERMS

Subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in this Agreement, the parties agree (unless otherwise mutually agreed upon by the parties in writing) as follows:

Section 2.1.  Fixed Purchases. Upon the initial satisfaction of all of the conditions set forth in set forth in Section 6.2, (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 6.3, and on any business day selected by the Company where the Closing Sale Price on the applicable national market, or quotation service, is equal to or greater than $0.01, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Fixed Purchase Notice, to purchase a Fixed Purchase Share Amount, not to exceed the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date), at the applicable Fixed Purchase Price therefor on the applicable Fixed Purchase Date in accordance with this Agreement (each such purchase a “Fixed Purchase”); provided, however, that the Investor’s committed obligation under any single Fixed Purchase shall not exceed the lower of 10,000 shares of Common Stock or $100,000 (provided that all shares of Common Stock in respect of all prior Fixed Purchases, VWAP Purchases and Additional VWAP Purchases shall have been delivered to the Investor). If the Company delivers any Fixed Purchase Notice directing the Investor to purchase a Fixed Purchase Share Amount in excess of the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date), such Fixed Purchase Notice shall be void ab initio to the extent of the amount by which the Fixed Purchase Share Amount set forth in such Fixed Purchase Notice exceeds such applicable Fixed Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such Fixed Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Fixed Purchase Maximum Amount in such Fixed Purchase. The Company may deliver a Fixed Purchase Notice, in the Form attached hereto as Annex 2.1, to the Investor as often as every Trading Day, so long as (i) the Closing Sale Price of the Common Stock on such Trading Day is not less than $0.01 and (ii) all Shares subject to all prior Fixed Purchase Notices, VWAP Purchase Notices and Additional VWAP Purchase Notices (as applicable) have theretofore been received by the Investor. Since delivery of a Fixed Purchase Notice is made by the Company after market close on the applicable Fixed Purchase Date, the Fixed Purchase Price is determined and fixed at the time the Company delivers the Fixed Purchase to the Investor. At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the Fixed Purchase Date for each Fixed Purchase, the Investor shall provide to the Company a written confirmation of such Fixed Purchase setting forth the applicable Fixed Purchase Share Amount and Fixed Purchase Price for such Fixed Purchase (each, a “Fixed Purchase Confirmation”).

Section 2.2.  VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in set forth in Section 6.2, on the Commencement Date and from time to time thereafter, and on any business day selected by the Company where the Closing Sale Price on the applicable national market, or quotation service is equal to or greater than $0.01, subject to the satisfaction of all of the conditions set forth in Section 6.3, in addition to purchases of Shares as described in Section 2.1, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a VWAP Purchase Notice, to purchase the applicable VWAP Purchase Share Amount, not to exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on the applicable VWAP Purchase Date in accordance with this Agreement (each such purchase, a “VWAP Purchase”); provided, however, that the Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases shall not exceed $10,000,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases on such VWAP Purchase Date, collectively. The Company may deliver a VWAP Purchase Notice, in the Form attached hereto as Annex 2.2, to the Investor only (i) on a Trading Day on which the Company also properly submitted a Fixed Purchase Notice providing for a Fixed Purchase of an amount of Shares not less than the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date) and (ii) if all Shares subject to all prior Fixed Purchase Notices, VWAP Purchase Notices, and Additional VWAP Purchase Notices (as applicable) have theretofore been received by the Investor. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount in such VWAP Purchase. At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the VWAP Purchase Date for each VWAP Purchase, the Investor shall provide to the Company a written confirmation of such VWAP Purchase setting forth the applicable VWAP Purchase Share Amount and VWAP Purchase Price for such VWAP Purchase (each, a “VWAP Purchase Confirmation”).

Section 2.3.  Additional VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in set forth in Section 6.3 on the Commencement Date and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 6.3, in addition to purchases of Shares as described in Section 2.1 and Section 2.2, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of an Additional VWAP Purchase Notice, to purchase the applicable Additional VWAP Purchase Share Amount, not to exceed the applicable Additional VWAP Purchase Maximum Amount, at the applicable Additional VWAP Purchase Price therefor on the applicable Additional VWAP Purchase Date in accordance with this Agreement (each such purchase, an “Additional VWAP Purchase”); provided, however, that the Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases on the applicable Additional VWAP Purchase Date, which Additional VWAP Purchase Date shall be the same Trading Day as the applicable VWAP Purchase Date for such VWAP Purchase, shall not exceed $10,000,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases, collectively. The Company may deliver an Additional VWAP Purchase Notice, in the Form attached hereto as Annex 2.3, to the Investor only (i) on a Trading Day that is also the VWAP Purchase Date for a VWAP Purchase with respect to which the Company properly submitted to the Investor a VWAP Purchase Notice in accordance with this Agreement on the applicable Fixed Purchase Date for a VWAP Purchase of an amount of Shares not less than the applicable VWAP Purchase Maximum Amount (calculated as of the applicable VWAP Purchase Date) and (ii) if all Shares subject to all prior Fixed Purchase Notices, VWAP Purchase Notices, and Additional VWAP Purchase Notices, including, without limitation, all prior VWAP Purchases and Additional VWAP Purchases effected on the same Trading Day as the Additional VWAP Purchase Date on which the applicable Additional VWAP Purchase is to be effected, as applicable, have theretofore been received by the Investor. The Investor is obligated to accept each Additional VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Additional VWAP Purchase Notice directing the Investor to purchase an Additional VWAP Purchase Share Amount in excess of the applicable Additional VWAP Purchase Maximum Amount that the Company is then permitted to include in such Additional VWAP Purchase Notice, such Additional VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the Additional VWAP Purchase Share Amount set forth in such Additional VWAP Purchase Notice exceeds such applicable Additional VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such Additional VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Additional VWAP Purchase Maximum Amount in such Additional VWAP Purchase. At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the Additional VWAP Purchase Date for each Additional VWAP Purchase, the Investor shall provide to the Company a written confirmation of such Additional VWAP Purchase setting forth the applicable Additional VWAP Purchase Share Amount and Additional VWAP Purchase Price for such Additional VWAP Purchase (each, an “Additional VWAP Purchase Confirmation” and, each of a Fixed Purchase Confirmation, a VWAP Purchase Confirmation and an Additional VWAP Purchase Confirmation, a “Confirmation”).

Section 2.4.  Compliance with Rules of Trading Market.

(a)  Share Issuance Restriction. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby, would exceed 250,000,000, which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares of Common Stock issuable by the Company under this Agreement, the “Aggregate Limit”); provided, that, each of the parties acknowledges that such Aggregate Limit is set forth in reliance upon the prior approval of the Company’s stockholders of the issuance of shares pursuant to the Prior Purchase Agreement and that such Aggregate Limit shall be reduced to the extent required by the Trading Market if the Trading Market does not permit such prior approval to apply to the issuance and sale of shares of Common Stock pursuant to this Agreement.

(b)  General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Trading Market. The provisions of this Section 2.4 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 2.4 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market.

Section 2.5.  Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next business day on which the Transfer Agent is open for business) confirm orally or in writing to the Investor the number of shares of Common Stock outstanding as of the most recent date for which the Transfer Agent has such information. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 2.5 and the application of this Section 2.5. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 2.5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to the extent necessary to properly give effect to the limitations contained in this Section 2.5.

Section 2.6.  Commitment Shares. [Intentionally omitted].

Section 2.7 Share Delivery. On the Commencement Date, the Company shall deliver or cause to be delivered to its Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), irrevocable instructions executed by the Company and acknowledged in writing by the Company’s Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”) directing the Transfer Agent to issue in the Investor’s name in a DRS account or accounts at the Transfer Agent all Shares purchased by Investor, if and when, and in the manner in which, such Shares are purchased in accordance with this Agreement. Upon issuance pursuant to this Agreement, such Shares purchased by Investor in accordance with this Agreement shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and the certificate or book-entry statement representing such Shares shall bear the restrictive legend under the Securities Act set forth in Section 9.1(iii). Notwithstanding the foregoing, if the Investor has resold the Securities in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with Section 3.13 of this Agreement prior to the delivery by the Investor to the Company of the applicable Confirmation, the Investor shall concurrently with the delivery by the Investor to the Company of such Confirmation (i) send a confirmation to the Transfer Agent setting forth the number of such Securities that have been so resold and the date of such resales (such confirmation, the “Transfer Agent Confirmation”) and (ii) deliver to the Transfer Agent the items set forth in clause (b) of the definition of DWAC Shares with respect to such resold Shares (collectively, the “Transfer Agent Deliverables”). With respect to Securities resold by the Investor as described in the preceding sentence and as to which the Investor has timely delivered the Transfer Agent Deliverables with respect to such resold Securities, such Securities shall be delivered and credited by the Transfer Agent using the Fast Automated Securities Transfer (FAST) Program maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables with respect to such resold Securities at the time such Securities would otherwise have been required to be delivered to the Investor in accordance with this Agreement, which Securities (x) shall only be used by the Investor’s Broker-Dealer to deliver such Securities to DTC for the purpose of settling the Investor’s share delivery obligations with respect to the sale of such, which may include delivery to other accounts of such Broker-Dealer and inclusion in the number of Securities delivered by that Broker-Dealer in “net settling” that Broker-Dealer’s trading of shares of the Company’s Common Stock, including its positions with the Broker-Dealers of the respective persons who purchase such Securities from the Investor, and (y) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act until so delivered. The Company and the Investor acknowledge that, if and when the Investor has (i) resold Shares in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with Section 3.13 of this Agreement and (ii) timely delivered the Transfer Agent Deliverables with respect to such resold Shares, the Transfer Agent shall cause such resold Shares to be subsequently credited using the Fast Automated Securities Transfer (FAST) Program maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables with respect to such resold Shares, which Shares (x) shall only be used by the Investor’s Broker-Dealer to deliver such resold Shares to DTC for the purpose of settling the Investor’s share delivery obligations with respect to the sale of such Shares, which may include delivery to other accounts of such Broker-Dealer and inclusion in the number of Securities delivered by that Broker-Dealer in “net settling” that Broker-Dealer’s trading of shares of the Company’s Common Stock, including its positions with the Broker-Dealers of the respective persons who purchase such Shares from the Investor, and (y) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act until so delivered. The Company and the Investor acknowledge that such resold Shares credited to the account with DTC of the Investor’s designated Broker-Dealer shall be eligible for transfer to the third-party purchasers of such Shares or their respective Broker-Dealers as DWAC Shares.

Article III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 3.1.  Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 3.2.  Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its Board of Directors or its members is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 3.3.  No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 3.4.  Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.

Section 3.5.  Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 3.6.  Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 3.7.  Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Section 6.2(xvi)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 3.8.  No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 3.9.  No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 3.10.  Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, and during the Restricted Period, Investor will not acquire beneficial ownership of any shares of the Company’s capital stock (including shares of Common Stock or securities exercisable for or convertible into shares of Common Stock) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, as applicable, if the Company or the Transfer Agent shall have failed for any reason to electronically transfer all of the Shares subject to such Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, as applicable, to the Investor at or prior to the applicable time required by and otherwise in compliance with Section 2.4 of this Agreement.

Section 3.11.  No Prior Short Sales. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 3.12.  Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in the Initial Prospectus Supplement and any New Registration Statement and in any Prospectus contained therein to the extent required by applicable law.

Section 3.13.  Resale of Securities. The Investor represents, warrants and covenants that it will resell the Securities only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, or in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations.

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 4.1. Organization, Good Standing and Power. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2.  Authorization, Enforcement. Each of the Company and its Subsidiaries has the requisite corporate or other power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and, in the case of the Company, to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Fixed Purchase Notice, any VWAP Purchase Notice and any Additional VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other action (as applicable) on the part of the Company, and no further consent or authorization of the Company or its Board of Directors or its stockholders, or any other Person is required in order for the Company to execute, deliver and perform its respective obligations under the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3.  Capitalization. All of the outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Commission Documents, all outstanding shares of capital stock or membership interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries and are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except as set forth in the Commission Documents and this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares of capital stock of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has made available via EDGAR true and correct copies of the Company’s Certificate of Incorporation as in effect on the Commencement Date (the “Charter”), and the Company’s Bylaws as in effect on the Commencement Date (the “Bylaws”).

Section 4.4.  Issuance of Securities. The Shares to be purchased by the Investor pursuant to a particular Fixed Purchase Notice, a particular VWAP Purchase Notice or a particular Additional VWAP Purchase Notice, will be, prior to the delivery to the Investor hereunder of such Fixed Purchase Notice, VWAP Purchase Notice, Additional VWAP Purchase Notice, respectively, duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. As of the date of this Agreement, 100,000,000 shares of Common Stock have been duly authorized and reserved by the Company for issuance and sale by the Company to the Investor as Shares under this Agreement.

Section 4.5.  No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or of the Company’s Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or of the Company’s Subsidiaries under any agreement or any commitment to which the Company or of the Company’s Subsidiaries is a party or by which the Company or of the Company’s Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or of the Company’s Subsidiaries or by which any property or asset of the Company or of the Company’s Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its respective obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 4.6.  Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a)  The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents for the twelve months preceding the date of this Agreement required to be filed by it (the “Filed Commission Documents”). The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Filed Commission Documents prior to the Closing Date. As of its filing date, each Commission Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing). Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission, on each Fixed Purchase Date, each VWAP Purchase Date and each Additional VWAP Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date, on each Fixed Purchase Date, each VWAP Purchase Date and each Additional VWAP Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Initial Prospectus Supplement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and filed as part of or incorporated by reference in the Initial Prospectus Supplement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. To the Company’s Knowledge, the Commission has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(b)  The financial statements and schedules of the Company and its consolidated Subsidiaries to be filed as part of or incorporated by reference in the Initial Prospectus Supplement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto, present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X, and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Commission Documents, the Initial Prospectus Supplement or any New Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The statistical and market-related data included or incorporated by reference in the Commission Documents, the Initial Prospectus Supplement or any New Registration Statement are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such source.

(c)  The Company and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Except as disclosed in Commission Documents, such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Except as disclosed in Commission Documents, such internal control over financial reporting is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language in the Commission Documents fairly presents the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, except as disclosed in Commission Documents, there have been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies.

(d)  The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, which are applicable to it as of the date hereof.

(e)  The Company’s accountants are set forth in the Commission Documents and, to the Knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

Section 4.7.  Subsidiaries. The Filed Commission Documents set forth each subsidiary (each, a “Subsidiary,” and collectively, the “Subsidiaries”), of the Company as of the Commencement Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Commencement Date. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described or incorporate by reference in, or contemplated by, the Registration Statement and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect.

Section 4.8.  No Material Adverse Effect or Material Adverse Change, No Undisclosed Liabilities. Except as otherwise disclosed in any Commission Document, since the end of the Company’s most recent audited fiscal year: (i) the Company has not experienced or suffered any Material Adverse Effect, and, to the Company’s Knowledge, there exists no current state of facts, condition or event which would have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Commission Documents, including, without limitation, as a result of the outbreak of COVID-19, or as a result of any measures intended to contain the outbreak of COVID-19 imposed by any federal, state, local or foreign government or government agency in any country or region in which the Company, or any of its agents, consultants, advisors or vendors, has assets or properties or conducts business, including, without limitation, any limitations, curtailments, suspensions or closures of businesses, business offices or establishments, schools, properties and other public areas due to quarantines, curfews, travel restrictions, workplace controls, “stay-at-home” orders, social distancing requirements or guidelines or other public gathering restrictions or limitations; (iii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since June 30, 2024 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.9.  No Undisclosed Events or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws in the Registration Statement or the Prospectus, which has not been disclosed or incorporated by reference in the Registration Statement and the Prospectus, or (ii) would reasonably be expected to have a Material Adverse Effect.

Section 4.10.  Indebtedness. The Filed Commission Documents set forth, as of June 30, 2024, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 4.11.  Title to Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described or incorporated by reference in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described or incorporated by reference in the Registration Statement and the Prospectus.

Section 4.12.  Actions Pending. Except as disclosed in Commission Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries, or any of their respective officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

Section 4.13.  Compliance With Laws. During the 12-month period immediately preceding the date hereof, except as described in the Filed Commission Documents, the Company and each of its Subsidiaries is and at all times has been in material compliance with all applicable U.S. and foreign statutes, rules, or regulations applicable to Company and its Subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.14.  Certain Fees. Except as set forth on Schedule 4.14, no brokerage or finder’s fees or commissions are or will be payable by the Company or of the Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.14 incurred by the Company or of the Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 4.15.  Operation of Business. The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental entity that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described or incorporated by reference in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect. This Section 4.15 does not relate to environmental matters, such items being the subject of Section 4.16.

Section 4.16.  Environmental Compliance. Other than as set forth on Schedule 4.16, to the Knowledge of the Company, the Company and its Subsidiaries are not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Other than as set forth or incorporated by reference in the Registration Statement and the Prospectus, there is no judgment, decree, injunction, rule, writ or order of any governmental entity under any Environmental Laws outstanding against the Company and its Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.17.  Material Agreements. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement (collectively, “Material Agreements”). Each of the Material Agreements described in the Commission Documents conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.18.  Transactions With Affiliates. Except as disclosed in the Commission Documents, none of the Company’s, officers or directors, or to the Company’s Knowledge, none of the Company’s stockholders or any family member or Affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

Section 4.19.  Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not reasonably be expected to have a Material Adverse Effect. None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Company has no Knowledge of any infringement by the Company or the Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge, being threatened against, the Company or the Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which would reasonably be expected to have a Material Adverse Effect.

Section 4.20.  Use of Proceeds. The proceeds from the sale of the Shares by the Company to the Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 4.21.  Investment Company Act Status. The Company is not required to be registered as, and immediately after receipt of payment for the Shares will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22.  Benefit Plans; Labor Matters. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company for current or former employees or directors of, or independent contractors with respect to, the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, and the Company has complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. Each stock option granted under any equity incentive plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the market price per common share on the grant date of such option in accordance with the rules of the Trading Market, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance in all material respects with Applicable Laws and with the applicable Stock Plan(s), (ii) was duly approved by the Company’s Board of Directors, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the Commission, and the Trading Market. Neither the Company nor any Subsidiary is in violation of or has received written notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no existing or, to the Knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.23.  Taxes. Each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all material necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company or of the Subsidiaries. Except as disclosed in the Commission Documents, no material tax deficiency has been asserted against any such entity, and the Company has no Knowledge of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect. All material tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries.

Section 4.24.  Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

Section 4.25.  Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue the Shares pursuant to the terms of a Fixed Purchase, VWAP Purchase or Additional VWAP Purchase in accordance with this Agreement is, in each case, unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 4.26.  Manipulation of Price. The Company has not, and to its Knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 4.27.  Securities Act. Except as set forth in the Disclosure Schedule, the Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices.

Section 4.28.  Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration. Except as disclosed in the Filed Commission Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any written notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market. Except as disclosed in the Commission Documents, the Company is in compliance with all such listing and maintenance requirements of the Trading Market. The Common Stock is eligible for participation in the DTC book entry system and has shares on deposit at DTC for transfer electronically to third parties via DTC through its DWAC delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 4.29.  Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of the State of Delaware that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 4.30.  Foreign Corrupt Practices. Neither the Company or Subsidiary, nor to the Knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

Section 4.31.  Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 4.32.  OFAC. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries (i) is currently subject to any sanctions administered by the U.S. government, including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or other relevant sanctions authority, and (ii) will use the proceeds of this offering, directly or indirectly, to fund or facilitate the activities of any Sanctioned Persons or entity or any country, region or territory that is, at the time of such funding or facilitation, subject to Sanctions or any person or entity located in a country, region or territory subject to Sanctions (including any administered or enforced by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury). Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries, is a Person that is, or is 50% or more owned or otherwise controlled by a Person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country, region or territory (including at the time of this agreement, Cuba, Iran, North Korea, Syria and Crimea) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). The Company and its Subsidiaries have not engaged in any dealings or transactions with or for the benefit of Sanctioned Persons, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its Subsidiaries have any plans to deal or transact with Sanctioned Persons, or with or in Sanctioned Countries.

Section 4.33.  Information Technology; Compliance with Data Privacy Laws. To the best of the Company’s knowledge and as previously disclosed under Commission Documents, (i) there have been no material breaches or violations of (or unauthorized access to) the Company, or the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, the “IT Systems”) or any personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”) processed or stored by or on behalf of the Company or the Subsidiaries, except for those that have been remedied without material cost or liability or the duty to notify any regulator, nor are there any pending internal investigations of the Company or the Subsidiaries relating to the same and (ii) the Company and the Subsidiaries are presently in compliance in all material respects with all Applicable Laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

Section 4.34.  No Disqualification Events. None of the Company, any of their predecessors, any affiliated issuer, any director, general partner executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company have exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 4.35.  ERISA. Except for the Company’s 401(k) plan for participation by the Company’s employees or as set forth or incorporated by reference in the Registration Statement and the Prospectus, the Company is not a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (i) is subject to Title IV of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that Person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. Each Employee Plan has been maintained in material compliance with its terms and the requirements of Applicable Law. Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates, other than medical benefits required to be continued under Applicable Law. No “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

Section 4.36.  No Other Similar Agreement. Except as disclosed in the Commission Documents, other than the Transaction Documents to which it is a party, the Company is not a party to any agreement that is (or that contains any term, obligation or restriction that is) in effect on the date hereof with any Person, other than the Investor, relating to any “at the market offering,” “equity line of credit” or any other similar continuous offering in which the Company may offer, issue or sell Common Stock or Common Stock Equivalents at a future determined price.

Section 4.37.  Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company, respectively, and their respective representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Article V
ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party during the Investment Period (and with respect to the Company for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 5.1.  Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 5.2.  Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, 100,000,000 shares of authorized but unissued shares of Common Stock to enable the Company to timely effect the issuance, sale and delivery of all Shares pursuant to this Agreement. As of the date of this Agreement the Company has reserved, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Common Stock, and 100,000,000 shares of Common Stock solely for the purpose of effecting Fixed Purchases, VWAP Purchases and Additional VWAP Purchases under this Agreement. The number of shares of Common Stock so reserved for the purpose of effecting Fixed Purchases, VWAP Purchases and Additional VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any Fixed Purchase, VWAP Purchase and Additional VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement.

Section 5.3.  Registration and Listing. The Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased by the Investor hereunder on the Trading Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

Section 5.4.  Compliance with Laws.

(i)  During the Investment Period, (a) the Company shall comply, and the Company shall cause each Subsidiary to comply, with all laws, rules, regulations and orders applicable to the business and operations of the Company and the Subsidiaries, except as would not have a Material Adverse Effect, and (b) the Company shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market or Eligible Market, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect. Without limiting the foregoing, none of the Company, or any of the Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the respective businesses of the Company and the Subsidiaries, (1) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (2) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (3) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the FCPA and the Money Laundering Laws.

(ii)  The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws.

Section 5.5.  Keeping of Records and Books of Account; Due Diligence.

(i)  The Investor and the Company shall each maintain records showing the remaining the remaining Total Purchase Commitment, the remaining Aggregate Limit and the dates and Fixed Purchase Share Amount, VWAP Purchase Share Amount and Additional VWAP Purchase Share Amount for each Fixed Purchase, each VWAP Purchase and each Additional VWAP Purchase, respectively.

(ii)  The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours; provided, however, that after the Closing Date, the Investor’s continued due diligence of the Company shall not be a condition precedent to, or otherwise impair, delay or modify in any respect, the Company’s right to deliver to the Investor any Fixed Purchase Notice, any VWAP Purchase Notice and any Additional VWAP Purchase Notice, or the Investor’s obligation to purchase the Shares subject thereto, pursuant to this Agreement. The Company and its officers and employees shall provide information on a reasonably timely basis and otherwise reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company.

Section 5.6.  No Frustration; Prohibition of Certain Issuances Before Settlement of Purchases; No Similar Transactions.

(i)  No Frustration. The Company shall not enter into, announce or recommend to the Company’s stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Shares to the Investor in respect of a Fixed Purchase not later than 10:00 a.m., New York City time, on the Trading Day immediately following the applicable Fixed Purchase Date for such Fixed Purchase in accordance with Section 2.1 of this Agreement, (ii) the Shares to the Investor in respect of a VWAP Purchase not later than 10:00 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Date for such VWAP Purchase in accordance with Section 2.2 of this Agreement, and (iii) Shares to the Investor in respect of an Additional VWAP Purchase not later than 10:00 a.m., New York City time, on the Trading Day immediately following the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase in accordance with Section 2.3 of this Agreement. For the avoidance of doubt, nothing in this Section 5.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 7.2 (subject in all cases to Section 7.3).

(ii)  No Dilutive Issuances During Reference Periods. Neither the Company nor or any Subsidiary shall issue, sell or grant any right, option or warrant to purchase, or issue, sell or grant any right to reprice (or reset the purchase price therefor), or otherwise dispose of for cash (or enter into any agreement, plan or arrangement contemplating any of the foregoing, or seek to utilize any existing agreement, plan or arrangement to effect any of the foregoing), or announce any offer, issuance, sale or grant of any option or warrant to purchase or other disposition for cash (or any agreement, plan or arrangement therefor), at any time during the following periods: (i) with respect to each Fixed Purchase for which the Company has delivered to the Investor a Fixed Purchase Notice, the period beginning on the third (3rd) Trading Day immediately preceding the applicable Fixed Purchase Date for such Fixed Purchase and ending on the third (3rd) Trading Day next following the Trading Day on which the Investor has delivered to the Company the applicable total purchase price for all of the Shares to be purchased by the Investor in such Fixed Purchase pursuant to Section 2.1, and (ii) with respect to each VWAP Purchase and Additional VWAP Purchase under this Agreement for which the Company has delivered to the Investor a VWAP Purchase Notice and (if applicable) an Additional VWAP Purchase Notice, respectively, the period beginning on the third (3rd) Trading Day immediately preceding the applicable VWAP Purchase Date for such VWAP Purchase (and, with respect to each Additional VWAP Purchase effected on the same Trading Day as such VWAP Purchase Date, the applicable Additional VWAP Purchase Date, if any, for such Additional VWAP Purchase) and ending on the third (3rd) Trading Day next following the Trading Day on which the Investor has delivered to the Company the applicable total purchase price for all of the Shares to be purchased by the Investor in such VWAP Purchase, and the applicable total purchase price of all of the Shares to be purchased by the Investor in such Additional VWAP Purchase(s), as applicable, pursuant to Section 2.2 and Section 2.3 (each such period referred to in clause (i) and (ii) above, a “Reference Period”), any Common Stock or Common Stock Equivalents, at an effective price per share of Common Stock less than the applicable Fixed Purchase Price, VWAP Purchase Price or Additional VWAP Purchase Price (as applicable) per Share (such price, the “Reference Price”) to be sold to the Investor in the applicable Fixed Purchase, VWAP Purchase and Additional VWAP Purchase (as applicable) to which such Reference Period relates (each such issuance, a “Dilutive Issuance”), other than an Exempt Issuance (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share of Common Stock that is less than the applicable Reference Price, such issuance shall be deemed to have occurred for less than the applicable Reference Price on such date of the Dilutive Issuance at such effective price) and the applicable Fixed Purchase Price, VWAP Purchase Price or Additional VWAP Purchase Price (as applicable) shall be reduced to equal the Reference Price. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. The Investor shall be entitled to seek injunctive relief against the Company and the Subsidiaries to preclude any such Dilutive Issuance that does not constitute an Exempt Issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

(iii)  Clearing Date. If the lowest trade price for the Common Stock on the Clearing Date is lower than that at the time any Shares pursuant to a Fixed Purchase, VWAP Purchase, or Additional VWAP Purchase are actually issued, then the price per share at which such Shares are issued shall be adjusted such that the price per share at which such Shares are issued shall be calculated from the closing trade price on the Clearing Date, and the Company shall issue additional Shares to Investor to reflect such adjusted price per Share. For purposes of this Agreement, “Clearing Date” shall be on the date on which any Shares pursuant to a Fixed Purchase, VWAP Purchase, or Additional VWAP Purchase are deposited into Investor’s brokerage account and Investor’s broker has confirmed with Investor that the Investor may execute trades of such Shares.

(iv)  No Other Similar Transactions. From and after the date of this Agreement until the termination of this Agreement pursuant to Section 7 (the “Similar Transaction Restricted Period”), none of the Company or any Subsidiary shall issue, sell or grant any, or otherwise dispose of or issue (or enter into any agreement, plan or arrangement contemplating any of the foregoing, or seek to utilize any existing agreement, plan or arrangement to effect any of the foregoing), or announce any offer, issuance, sale or grant or other disposition or issuance of (or any agreement, plan or arrangement therefor) any Common Stock or Common Stock Equivalents (or a combination of units thereof) in any “equity line of credit,” “at the market offering” or other similar continuous offering in which the Company may offer, issue or sell Common Stock or Common Stock Equivalents (or any combination of units thereof) at a future determined price, other than (a) Securities issued to the Investor pursuant to this Agreement and any of the other Transaction Documents or pursuant to any other agreement entered into by the Company and the Investor at any time after the date of this Agreement, and (b) any securities of the Company issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time (such similar transaction other than those referred to clauses (a) and (b) hereof, a “Similar Transaction”). From and after the date immediately following the last day of the Similar Transaction Restricted Period, the Company and/or any Subsidiary shall be permitted to enter into an agreement, plan or arrangement to effect a Similar Transaction (and may publicly announce the same), and the Company and/or any Subsidiary shall be permitted to take all such actions necessary or as contemplated thereby in order to satisfy any conditions required thereunder to be satisfied by the Company and/or any Subsidiary in order to commence issuances and sales of Common Stock or Common Stock Equivalents (or a combination of units thereof) thereunder, including, without limitation, preparing and filing with the Commission one or more registration statements to register under the Securities Act the offer, issuance and sale by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof) thereunder, or to register the resale by any Person or Persons of Common Stock or Common Stock Equivalents (or a combination of units thereof) that may be issued or sold by the Company and/or any Subsidiary to such Person or Persons thereunder; provided, however, that none of the Company or Subsidiary may issue, sell or otherwise dispose of any shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) to or through any Person or Persons thereunder prior to the date of termination of this Agreement pursuant to Section 7. The Investor shall be entitled to seek injunctive relief against the Company and the Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.7.  Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 5.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 5.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 7.2 (subject in all cases to Section 7.3).

Section 5.8.  Fundamental Transaction. If a Fixed Purchase Notice, a VWAP Purchase Notice or an Additional VWAP Purchase Notice has been delivered by the Company to the Investor under Article II and the applicable Fixed Purchase, VWAP Purchase and Additional VWAP Purchase, respectively, has or have not yet been fully settled in accordance with this Agreement (including, without limitation, the delivery by the Investor to the Company of the applicable total purchase price for all of the Shares to be purchased by the Investor in such Fixed Purchase, VWAP Purchase and Additional VWAP Purchase, respectively, as contemplated by Article II), the Company shall not effect any Fundamental Transaction until the expiration of three (3) Trading Days following the Trading Day on which the Investor has delivered to the Company the applicable total purchase price for all of the Shares to be purchased by the Investor in such Fixed Purchase, VWAP Purchase and Additional VWAP Purchase, respectively.

Section 5.9.  Selling Restrictions.

(i)  Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (x) engage in any Short Sales involving the Company’s securities or (y) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (2) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is or may be obligated to purchase under a pending Fixed Purchase Notice, a pending VWAP Purchase Notice or a pending Additional VWAP Purchase Notice but has not yet taken possession of so long as such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such Fixed Purchase Notice, such VWAP Purchase Notice or such Additional VWAP Purchase Notice (as applicable) to the purchaser thereof or the applicable Broker-Dealer upon such Restricted Person’s receipt of such shares of Common Stock from the Company pursuant to this Agreement.

(ii)  In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 5.10.  Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Prospectus Supplement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 5.11.  Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 5.12.  Non-Public Information. None of the Company or of the Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company or the Subsidiaries to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or of the Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of the Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of the Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 5.13.  Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company, and a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and the Transfer Agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 5.14.  Disclosure Schedules.

(i)  The Company may, from time to time, update the Disclosure Schedules as may be required to satisfy the conditions set forth in Section 6.2(i) and Section 6.3 (to the extent such condition set forth in Section 6.3 relates to the condition in Section 6.2(i) as of a specific Notice Delivery Time). For purposes of this Section 5.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii)  Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is reasonably apparent. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 5.15.  Delivery of Bring Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following the (i) filing of (A) a post-effective amendment to the Initial Prospectus Supplement required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement, (B) a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, or (C) a post-effective amendment to a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and (ii) the date the Company files with the Commission (A) a Prospectus Supplement to the Prospectus contained in the Initial Prospectus Supplement or any New Registration Statement under the Securities Act, (B) an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, (C) an amendment on Form 10-K/A to an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K, and (D) a Commission Document under the Exchange Act (other than those referred to in clauses (ii)(A) and (ii)(B) of this Section 5.15), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Prospectus Supplement, any New Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Prospectus Supplement or any New Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the Commission of a quarterly report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of clause (ii) of this Section 5.15), in each case of this clause (ii) if the Company is not also then required under the Securities Act to file a post-effective amendment to the Initial Prospectus Supplement, any New Registration Statement or a post-effective amendment to any New Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of this clause (ii), not more than once per calendar quarter, the Company shall (I) deliver to the Investor a Compliance Certificate, dated such date, and (II) cause to be furnished to the Investor an opinion “bring down” from outside counsel to the Company substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (each such opinion, a “Bring Down Opinion”).

Section 5.16.  DTC Chill. If the Common Stock is chilled for deposit at DTC, becomes chilled, or receives a Stop Sign or other trading restrictions at any point while this Agreement remains outstanding, an additional 10% discount will be attributed to the price per Share at which each Fixed Purchase, VWAP Purchase and Additional VWAP Purchase is made and the Investor shall be entitled to deduct from such payment for the Shares an amount equal to $1,500 for each Fixed Purchase, VWAP Purchase and Additional VWAP Purchase to cover costs associated with the deposit of chilled or otherwise trade restricted stocks for each issuance.

Section 5.17.  Redemption of Series C Preferred Stock.  At any time any shares of Series C Preferred Stock (as defined below) remain outstanding and the Company consummates any sale of Common Stock hereunder, the Company will set aside and, thereafter, hold twenty-five percent (25%) of any net proceeds received from such sales of Common Stock pursuant to this Agreement (the “Redemption Percentage Amount”), inclusive of any amount previously set aside on a prior Redemption Offer Date (as defined below) pursuant to this Section 5.17 (the “Redemption Funds”) until such funds are used to redeem shares of Series C Preferred Stock in accordance with this Section 5.17 (or, if elected in writing by the Investor, released to the Company). On the first (1st) Trading Day of each month (each a “Redemption Offer Date”), the Company shall provide notice (the “Redemption Offer Notice”) to each holder of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) offering to use the Redemption Funds available to redeem outstanding shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) at the Company Optional Redemption Price (as defined and determined pursuant to Section 9 of the Certificate of Designation of the Series C Preferred Stock) on a pro rata basis (provided, that any holder of Series C Preferred Stock shall have the right to allocate all, or any part, of the Redemption Funds otherwise payable to such holder of Series C Preferred Stock to an affiliate thereof that is also a holder of Series C Preferred Stock). If any holder of Series C Preferred Stock does not accept the offer to redeem its Series C Preferred Stock set forth in the Redemption Offer Notice within five Trading Days after receipt of such Redemption Offer Notice, the pro rata portion of the Redemption Funds payable to such holder shall be used pro rata to redeem additional shares of Series C Preferred Stock held by the holders of Series C Preferred Shares who accepted such offer. The Company shall promptly complete the redemption of the Series C Preferred Shares subject to such redemption, but, in any event, within ten Trading Days after the Redemption Offer Date. Notwithstanding anything to the contrary set forth in this Section 5.17, any Redemption Funds remaining after the redemption of all outstanding shares of Series C Preferred Stock will be released to the Company.

Article VI
CONDITIONS TO CLOSING AND CONDITIONS TO THE SALE AND
PURCHASE OF THE SHARES

Section 6.1.  Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 6.1 on the Closing Date.

(i)  Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)  Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii)  Issuance of Commitment Shares. [Intentionally omitted].

(iv)  Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 1.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received the closing certificate from the Company, dated as of the Closing Date, in the form of Exhibit B hereto.

Section 6.2.  Conditions Precedent to Commencement. The right of the Company to commence delivering Fixed Purchase Notices, VWAP Purchase Notices and Additional VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept Fixed Purchase Notices, VWAP Purchase Notices and Additional VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at the time of Commencement, of each of the conditions set forth in this Section 6.2.

(i)  Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)  Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii)  No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Prospectus Supplement, or the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Prospectus Supplement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Prospectus Supplement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Prospectus Supplement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Prospectus Supplement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Prospectus Supplement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall not have any Knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Prospectus Supplement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(iv)  Other Commission Filings. The Current Report shall have been filed with the Commission as required pursuant to Section 1.3. The final Prospectus included in any post-effective amendment to the Initial Prospectus Supplement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 1.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission in accordance with Section 1.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 1.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission in accordance with Section 1.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(v)  No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vi)  Compliance with Laws. The Company shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(vii)  No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of the transactions contemplated by, the Transaction Documents.

(viii) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(ix)  Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market as of the Commencement Date, subject only to notice of issuance.

(x)  No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xi) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company for all or substantially all of the Company’s property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company for all or substantially all of the Company’s property, or (III) orders the liquidation of the Company or of the Subsidiaries.

(xii)  Commitment Shares Issued. [Intentionally omitted].

(xiii)  Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Transfer Agent, and the Notice of Effectiveness relating to the Initial Prospectus Supplement shall have been executed by the Company’s outside counsel and delivered to the Transfer Agent.

(xiv)  Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, 100,000,000 shares of Common Stock solely for the purpose of effecting Fixed Purchases, VWAP Purchases, and Additional VWAP Purchases under this Agreement.

(xv)  Opinions of Company Counsel. On the Commencement Date, the Investor shall have received the opinion and negative assurances from outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement.

Section 6.3.  Conditions Precedent to Purchases by Investor. The right of the Company to deliver Fixed Purchase Notices, VWAP Purchase Notices and Additional VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept Fixed Purchase Notices, VWAP Purchase Notices and Additional VWAP Purchase Notices under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 6.3: (i) with respect to each Fixed Purchase after the Commencement Date, at the time of delivery of the applicable Fixed Purchase Notice to the Investor on the applicable Fixed Purchase Date for such Fixed Purchase, (ii) with respect to each VWAP Purchase after the Commencement Date, (A) at the time of delivery of the applicable VWAP Purchase Notice to the Investor and (B) immediately prior to the applicable VWAP Purchase Commencement Time on the applicable VWAP Purchase Date for such VWAP Purchase, and (iii) with respect to each Additional VWAP Purchase after the Commencement Date, (A) at the time of delivery of the applicable Additional VWAP Purchase Notice to the Investor and (B) immediately prior to the applicable Additional VWAP Purchase Commencement Time on the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase (each such time referred to in clauses (i), (ii) and (iii) hereof, a “Notice Delivery Time”).

(i)  Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xv) set forth in Section 6.2 shall be satisfied at the applicable Notice Delivery Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 6.2 replaced with “applicable Notice Delivery Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 5.1 and Section 6.2(ii).

(ii)  Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities, included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable Fixed Purchase Date, the applicable VWAP Purchase Date and the applicable Additional VWAP Purchase Date (as applicable), in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all Fixed Purchase Notices, all VWAP Purchase Notices and all Additional VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable Fixed Purchase Date, such applicable VWAP Purchase Date, and such applicable Additional VWAP Purchase Date, respectively, and (b) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable Fixed Purchase Notice, the applicable VWAP Purchase Notice, and the applicable Additional VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a Fixed Purchase, a VWAP Purchase, and an Additional VWAP Purchase, respectively, to be effected hereunder on such applicable Fixed Purchase Date, such applicable VWAP Purchase Date, and such Additional VWAP Purchase Date, respectively.

(iii)  Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Prospectus Supplement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to the Transfer Agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(iv)  No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Prospectus Supplement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Prospectus Supplement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Prospectus Supplement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Prospectus Supplement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Prospectus Supplement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Prospectus Supplement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable Fixed Purchase Notice, the applicable VWAP Purchase Notice, and the applicable Additional VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a Fixed Purchase, a VWAP Purchase, and an Additional VWAP Purchase, respectively, to be effected hereunder on such applicable Fixed Purchase Date, such applicable VWAP Purchase Date, and such applicable Additional VWAP Purchase Date, respectively, and the settlement thereof). The Company shall not have any Knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Prospectus Supplement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v)  Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Prospectus Supplement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 1.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission in accordance with Section 1.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 1.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission in accordance with Section 1.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vi)  No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Fixed Purchase Date, VWAP Purchase Date or Additional VWAP Purchase Date, as applicable), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii)  Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable Fixed Purchase Notice, applicable VWAP Purchase Notice, and applicable Additional VWAP Purchase Notice (as applicable) shall not (a) exceed the applicable Fixed Purchase Maximum Amount, the applicable VWAP Purchase Maximum Amount and the applicable Additional VWAP Purchase Maximum Amount, respectively, or (b) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded.

(viii)  Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable Fixed Purchase Notice, the applicable VWAP Purchase Notice, and the applicable Additional VWAP Purchase Notice (as applicable) shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior Fixed Purchase Notices, VWAP Purchase Notices, and Additional VWAP Purchase Notices required to have been received by the Investor under this Agreement prior to the applicable Notice Delivery Time for the applicable Fixed Purchase, applicable VWAP Purchase and applicable Additional VWAP Purchase (as applicable) shall have been delivered to the Investor in accordance with this Agreement.

(ix)  Bring Down Opinions of Company Counsel. The Investor shall have received (a) all Bring Down Opinions from outside counsel to the Company for which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable Notice Delivery Time for the applicable Fixed Purchase, applicable VWAP Purchase, and applicable Additional VWAP Purchase (as applicable) and (b) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable Notice Delivery Time for the applicable Fixed Purchase, applicable VWAP Purchase and applicable Additional VWAP Purchase (as applicable), in each case in accordance with Section 5.15.

Article VII
TERMINATION

Section 7.1.  Automatic Termination; Termination by Consent. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically, without any further action or notice by any Person, on the earliest to occur of (i) the expiration of the Registration Statement pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which the Investor shall have purchased the Aggregate Limit of Shares pursuant to this Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any Eligible Market, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors. Subject to Section 7.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

Section 7.2.  Other Termination. Subject to Section 7.3, the Company may terminate this Agreement after the Commencement Date effective upon one (1) Trading Day’s prior written notice to the Investor in accordance with Section 9.4; provided, however, that prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure, which consent shall not be unreasonably delayed or withheld. Subject to Section 7.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 7.3, the Investor shall have the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Company in accordance with Section 9.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Prospectus Supplement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 9.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 20 consecutive Trading Days, other than due to acts of the Investor; (e) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 Trading Days after notice of such breach or default is delivered to the Company (as applicable) pursuant to Section 9.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under Applicable Law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market (or if the Common Stock is then listed on an Eligible Market, the rules and regulations of such Eligible Market), the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market, or the applicable rules and regulations of such Eligible Market, as applicable) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 7.3.  Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 7.2, written notice thereof shall forthwith be given to the other party as provided in Section 9.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or Section 7.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article IV (Representations and Warranties of the Company), Article VIII (Indemnification), Article IX (Miscellaneous) and this Article VII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article V (Covenants) shall remain in full force and notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the first Trading Day immediately following the settlement date related to any pending Fixed Purchase Notice, any pending VWAP Purchase Notice, or any pending Additional VWAP Purchase Notice (as applicable) that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the parties’ respective rights or obligations under the Transaction Documents with respect to any pending Fixed Purchase, pending VWAP Purchase, and pending Additional VWAP Purchase (as applicable), and that the parties shall fully perform their respective obligations with respect to any such pending Fixed Purchase, any such pending VWAP Purchase, and any such pending Additional VWAP Purchase (as applicable) under the Transaction Documents, provided all of the conditions to the settlement thereof set forth in Article VI are timely satisfied), or (ii) limit, alter, modify, change or otherwise affect the parties’ respective rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination. Nothing in this Section 7.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the respective rights of the Company and the Investor to compel specific performance by the other party of its obligations under the Transaction Documents to which it is a party.

Article VIII
INDEMNIFICATION

Section 8.1.  Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the other respective obligations of the Company under the Transaction Documents to which it is a party, subject to the provisions of this Section 8.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents to which it is a party or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 8.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents to which it is a party shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing joint and several undertakings by the Company set forth in this Section 8.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under Applicable Law.

Section 8.2.  Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 8.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article VIII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

Article IX
MISCELLANEOUS

Section 9.1.  Certain Fees and Expenses; Commencement Irrevocable Transfer Agent Instructions.

(i)  Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(ii)  Commitment Shares. [Intentionally omitted].

(iii)  Legends. The certificate(s) or book-entry statement(s) representing the Securities issued pursuant to this Agreement, except as otherwise provided in this Agreement, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of any such Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM).

(iv)  Notice of Effectiveness. On the Commencement Date, the Company shall deliver or cause to be delivered to its Transfer Agent the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein.

(v)  Removal of Legends from Rule 144 Shares. Upon the written request by the Investor to the Company if, at the time of such request, the Investor (i) is not, and has not been during the preceding three months, an affiliate of the Company, (ii) has held the Shares subject to such request for at least one year as determined in accordance with Rule 144, (iii) all of the other requirements of Rule 144 for the resale of the Shares subject to such request are satisfied, and (iv) concurrently with such request, delivers to the Company, its counsel and the Transfer Agent a written certification that the requirements set forth in the foregoing clauses (i) through (iii) are accurate, the Company shall, no later than one (1) Trading Day following the delivery by the Investor to the Transfer Agent of one or more legended certificates or book-entry statements representing the Shares subject to such request, together with such other documentation from the Investor and its designated Broker-Dealer as the Transfer Agent deems necessary and appropriate, authorize the Transfer Agent to remove the Securities Act restrictive legend (and any stop transfer instructions placed against transfer thereof) contemplated by Section 9.1(iii) affixed to the Shares subject to such request. At the times the Company authorizes the removal of the Securities Act restrictive legends on the Shares subject to such request (and any stop transfer instructions placed against transfer thereof) pursuant to this Section 9.1(v), the Company shall, at its sole expense, use its commercially reasonable efforts to cause its legal counsel to issue to the Transfer Agent a legal opinion or direction letter authorizing the Transfer Agent to remove the Securities Act restrictive legends contemplated by Section 9.1(iii) on the Shares subject to such request (which legal opinion or direction letter may be delivered to the Transfer Agent in advance setting forth the conditions to the removal of such legends). The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with any such legend removals.

Section 9.2.  Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i)  The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company, on the one hand, and the Investor, on the other hand, shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii)  Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii)  EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2.

Section 9.3.  Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4.  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

CERo Therapeutics Holdings, Inc.

201 Haskins Way, Suite 230

South San Francisco, CA 94080

Attention:

Email:

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention:

Email:

If to the Investor:

Keystone Capital Partners, LLC

139 Fulton Street, Suite 412

New York, NY 10038
Telephone Number:

Email:

Attention:

With a copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Attention:

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 9.5.  Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Prospectus Supplement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 9.6.  Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Prospectus Supplement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 9.7.  Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 9.8.  Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 9.9.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 9.10.  No Third Party Beneficiaries. Except as expressly provided in Article VIII, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 9.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.12.  Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article IV (Representations and Warranties of the Company), Article VII (Termination), Article VIII (Indemnification) and this Article IX (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company and the Investor contained in Article V (Covenants), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination.

Section 9.13.  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 9.14.  Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby.

Section 9.15.  Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY:

CERo THERAPEUTICS HOLDINGS, INC.:

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich
Title:	Interim Chief Executive Officer

THE INVESTOR:

KEYSTONE CAPITAL PARTNERS, LLC:

By:	/s/ Frederic Zaino
Name:	Frederic Zaino
Title:	CIO

ANNEX I TO THE
COMMON STOCK PURCHASE AGREEMENT
DEFINITIONS

“Additional VWAP Purchase” shall have the meaning assigned to such term in Section 2.3.

“Additional VWAP Purchase Commencement Time” means, the latest of (A) the applicable VWAP Purchase Termination Time with respect to the corresponding VWAP Purchase on such Additional VWAP Purchase Date, (B) the applicable Additional VWAP Purchase Termination Time with respect to the most recently completed prior Additional VWAP Purchase on such Additional VWAP Purchase Date, as applicable, and (C) the time at which all shares of Common Stock subject to all prior VWAP Purchases and Additional VWAP Purchases (as applicable), including, without limitation, those that have been effected on the same business day as the applicable Additional VWAP Purchase is to be effected, as applicable, have theretofore been received by the Investor.

“Additional VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 2.3 and shall be in the form attached hereto as Annex 2.3C.

“Additional VWAP Purchase Date” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, the Trading Day (i) that is also the VWAP Purchase Date for the corresponding VWAP Purchase referred to in clause (i) of the second sentence of Section 2.3 and (ii) on which the Investor receives, prior to 2:00 p.m., New York City time, on such Trading Day, a valid Additional VWAP Purchase Notice for such Additional VWAP Purchase in accordance with this Agreement.

“Additional VWAP Purchase Maximum Amount” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, a number of shares of Common Stock equal to the lesser of (i) 300% of the number of Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Fixed Purchase Notice for the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 2.3 and (ii) a number of Shares equal to (A) the Additional VWAP Purchase Share Percentage multiplied by (B) the trading volume of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) during the applicable Additional VWAP Purchase Period on the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase.

“Additional VWAP Purchase Notice” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, an irrevocable written notice delivered by the Company to the Investor, prior to 2:00 p.m., New York City time, on the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, directing the Investor to purchase an Additional VWAP Purchase Share Amount (such specified Additional VWAP Purchase Share Amount subject to adjustment as set forth in Section 2.3 as necessary to give effect to the Additional VWAP Purchase Maximum Amount), at the applicable Additional VWAP Purchase Price therefor on the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase in accordance with this Agreement.

“Additional VWAP Purchase Period” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, the period on the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase beginning at the applicable Additional VWAP Purchase Commencement Time and ending at the applicable Additional VWAP Purchase Termination Time.

“Additional VWAP Purchase Price” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, the purchase price per Share to be purchased by the Investor in such Additional VWAP Purchase equal to ninety percent (90%) of the lower of (i) the VWAP for the applicable Additional VWAP Purchase Period during the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, and (ii) the Closing Sale Price of the Common Stock on such applicable Additional VWAP Purchase Date for such Additional VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“Additional VWAP Purchase Share Amount” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, the number of Shares to be purchased by the Investor in such Additional VWAP Purchase as specified by the Company in the applicable Additional VWAP Purchase Notice, which number of Shares shall not exceed the applicable Additional VWAP Purchase Maximum Amount.

“Additional VWAP Purchase Share Percentage” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, thirty percent (30%).

“Additional VWAP Purchase Share Volume Maximum” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, a number of shares of Common Stock equal to (i) the number of Shares specified by the Company in the applicable Additional VWAP Purchase Notice as the Additional VWAP Purchase Share Amount to be purchased by the Investor in such Additional VWAP Purchase, divided by (ii) the Additional VWAP Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“Additional VWAP Purchase Termination Time” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, the earliest of (i) 2:00 p.m., New York City time, on the applicable Additional VWAP Purchase Date, or such other time publicly announced by the Trading Market as the official close of trading on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market as the official close of trading on such Eligible Market) on such applicable Additional VWAP Purchase Date, (ii) such time, from and after the Additional VWAP Purchase Commencement Time for such Additional VWAP Purchase, that the trading volume of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) has exceeded the applicable Additional VWAP Purchase Share Volume Maximum and (iii) such time, from and after the Additional VWAP Purchase Commencement Time for such Additional VWAP Purchase, that any sale price of the Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) has fallen below the applicable Floor Price for such applicable Additional VWAP Purchase.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to the Investor, without limitation, any Person owning, owned by, or under common ownership with the Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor will be deemed to be an Affiliate.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.4(a).

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Applicable Laws” shall have the meaning assigned to such term in Section 4.13.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 2.5.

“Bloomberg” means Bloomberg, L.P.

“Bring Down Opinion” shall have the meaning assigned to such term in Section 5.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 5.13.

“Bylaws” shall have the meaning assigned to such term in Section 4.4.

“Charter” shall have the meaning assigned to such term in Section 3.3.

“Closing” shall have the meaning assigned to such term in Section 1.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Common Stock as of any date, the greater of (i) the then current book value of the Common Stock, and (ii) the last closing trade price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commencement” shall have the meaning assigned to such term in Section 2.1.

“Commencement Date” shall have the meaning assigned to such term in Section 2.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 2.7.

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and which hereafter shall be filed with or furnished to the Commission by the Company, including, without limitation, the Current Report, (2) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Compliance Certificate” shall have the meaning assigned to such term in Section 6.2(ii).

“Current Report” shall have the meaning assigned to such term in Section 1.3.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 8.1.

“Dilutive Issuance” shall have the meaning assigned to such term in Section 5.6(ii).

“Disclosure Schedule” shall have the meaning assigned to such term in Section 4.1.

“Disqualification Event” shall have the meaning assigned to such term in Section 4.37.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 2.6.

“DWAC Shares” means the Securities acquired or purchased by the Investor pursuant to this Agreement (a) that the Investor has resold in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with Section 3.13 of this Agreement before the delivery of the Transfer Agent Confirmation regarding the resale of such Shares in accordance with this Agreement, and (b) about which the Investor has (i) delivered to the Company, the Transfer Agent and legal counsel to the Company (A) the Transfer Agent Confirmation relating to such Securities and (B) a customary broker’s representation letter confirming, among other things, the resale of such Securities in the manner described in clause (a) of this definition of DWAC Shares (including confirmation of compliance with any relevant prospectus delivery requirements), and (ii) delivered to the Transfer Agent instructions for the delivery of such Securities to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables, which Securities will be in the hands of the persons who purchase such Securities from the Investor in the manner described in clause (a) of this definition of DWAC Shares, freely tradable and transferable without restriction on resale and without stop transfer instructions maintained against the transfer thereof.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Prospectus Supplement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Prospectus Supplement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means The New York Stock Exchange American, Nasdaq Capital Market (“NCM”), The Nasdaq Global Market, or The Nasdaq Global Select Market (or any nationally recognized successor to any of the foregoing).

“Environmental Laws” shall have the meaning assigned to such term in Section 4.16 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Securities issued to the Investor pursuant to this Agreement, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) Common Stock issued by the Company by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, exclusively through a registered broker-dealer, as the Company’s sales agent, pursuant to one or more written agreements between the Company and such registered broker-dealer.

“FCPA” shall have the meaning assigned to such term in Section 4.33.

“Filed Commission Document” shall have the meaning assigned to such term in Section 4.6.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Fixed Purchase” shall have the meaning assigned to such term in Section 2.1.

“Fixed Purchase Date” means, with respect to a Fixed Purchase made pursuant to Section 2.1, the Trading Day on which the Investor receives, after 4:00 p.m., New York City time, but prior to 5:30 p.m., New York City time, on such Trading Day, a valid Fixed Purchase Notice for such Fixed Purchase in accordance with this Agreement.

“Fixed Purchase Maximum Amount” means, with respect to a Fixed Purchase made pursuant to Section 2.1, the lesser of 10,000 shares of Common Stock or $100,000.

“Fixed Purchase Notice” means, with respect to a Fixed Purchase pursuant to Section 2.1, an irrevocable written notice delivered by the Company to the Investor directing the Investor to purchase a Fixed Purchase Share Amount (such specified Fixed Purchase Share Amount subject to adjustment as set forth in Section 2.1 as necessary to give effect to the Fixed Purchase Maximum Amount), at the applicable Fixed Purchase Price therefor on the applicable Fixed Purchase Date for such Fixed Purchase in accordance with this Agreement.

“Fixed Purchase Price” means, with respect to a Fixed Purchase made pursuant to Section 2.1, the purchase price per Share to be purchased by the Investor in such Fixed Purchase equal to the lesser of 90% (i) of the daily volume weighted average price of the Company’s Common Stock on the NCM, as reported by Bloomberg Financial LP using the AQR function for the five (5) Trading Days immediately preceding the applicable Fixed Purchase Date for such Fixed Purchase and (ii) of the Closing Sale Price of a share of Common Stock on the applicable Fixed Purchase Date for such Fixed Purchase during the full Trading Day on the NCM on such applicable Purchase Date (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

“Fixed Purchase Share Amount” means, with respect to a Fixed Purchase made pursuant to Section 2.1, the number of Shares to be purchased by the Investor in such Fixed Purchase as specified by the Company in the applicable Fixed Purchase Notice, which number of Shares shall not exceed the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date).

“Floor Price” means a price equal to 85% of the Closing Price on the Trading Day the applicable Additional VWAP Purchase Notice or VWAP Purchase Notice is delivered to Investor along with the Fixed Purchase Notice.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of the Company’s Voting Stock representing more than 50% of the total voting power of the Company’s Voting Stock (excluding any Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires Voting Stock of the Company representing more than 50% of the total voting power of the Company’s Voting Stock (not including any Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Stock of the Company representing more than 50% of the total voting power of the Company’s Voting Stock.

“GAAP” shall have the meaning assigned to such term in Section 4.6(b).

“Initial Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Investment Period” means the period commencing on the Effective Date of the Initial Prospectus Supplement and expiring on the date this Agreement is terminated pursuant to Article VII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 9.1(i).

“Investor Party” shall have the meaning assigned to such term in Section 8.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 4.37.

“IT Systems” shall have the meaning assigned to such term in Section 4.36.

“Knowledge” means, with respect to the Company, the actual knowledge of the Company’s Chief Executive Officer Chief Medical Officer, and President, its Chief Financial Officer and Treasurer, and its General Counsel, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under their direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its Affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, (E) the effect of any change in applicable laws or accounting rules, or (F) any change resulting from compliance with terms of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to which it is a party to be performed as of the date of determination.

“Material Agreements” shall have the meaning assigned to such term in Section 4.17.

“Money Laundering Laws” shall have the meaning assigned to such term in Section 4.34.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Notice Delivery Time” shall have the meaning assigned to such term in Section 6.3.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 9.1(iv).

“OFAC” shall have the meaning assigned to such term in Section 4.35.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Personal Data” shall have the meaning assigned to such term in Section 4.36.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Reference Period” shall have the meaning assigned to such term in Section 5.6(ii).

“Reference Price” shall have the meaning assigned to such term in Section 5.6(ii).

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Restricted Period” shall have the meaning assigned to such term in Section 5.9(i).

“Restricted Person” shall have the meaning assigned to such term in Section 5.9(i).

“Restricted Persons” shall have the meaning assigned to such term in Section 5.9(i).

“Review Fee” shall have the meaning assigned to such term in Section 1.2.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sale Price” means any trade price for a share of Common Stock executed on the Trading Market (or if the Common Stock is then traded on an Eligible Market, on such Eligible Market) between 9:30 a.m., New York City time, or such other time publicly announced by the Trading Market or such other Eligible Market, as the case may be, and ending at 4:00 p.m., New York City time, on the applicable Purchase Date, as reported by Bloomberg.

“Sanctioned Countries” shall have the meaning assigned to such term in Section 4.35.

“Sanctioned Country” shall have the meaning assigned to such term in Section 4.35.

“Sanctioned Persons” shall have the meaning assigned to such term in Section 4.35.

“Sanctions” shall have the meaning assigned to such term in Section 4.35.

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means the Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more Fixed Purchase Notices, VWAP Purchase Notices or Additional VWAP Purchase Notices.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Stock Plan” shall have the meaning assigned to such term in Section 4.22.

“Subsidiary” and “Subsidiaries” shall have the meanings assigned to such terms in Section 4.7.

“Total Purchase Commitment” shall have the meaning assigned to such term in Section 1.1.

“Trading Day” shall mean any day on which the Trading Market or, if the Common Stock is then listed on an Eligible Market, such Eligible Market is open for trading, including any day on which the Trading Market (or such Eligible Market, as applicable) is open for trading for a period of time less than the customary time.

“Trading Market” means the NCM (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement with any Person other than the Investor or an Affiliate of the Investor, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“Voting Stock” means securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

“VWAP” means, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“VWAP Purchase” shall have the meaning assigned to such term in Section 2.2.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 2.2, 9:30 a.m., New York City time, on the applicable VWAP Purchase Date, or such other time publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official open (or commencement) of trading on the Trading Market (or such Eligible Market, as applicable) on such applicable VWAP Purchase Date.

“VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 2.2 and shall be in the form attached hereto as Annex 2.2B.

“VWAP Purchase Date” means, with respect to a VWAP Purchase made pursuant to Section 2.2, the Trading Day immediately following the applicable Fixed Purchase Date with respect to the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 2.2, on which the Investor receives, concurrently with the receipt of the applicable Fixed Purchase Notice for such corresponding Fixed Purchase, after 4:00 p.m., New York City time, but prior to 5:30 p.m., New York City time, on such applicable Fixed Purchase Date, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.2, a number of shares of Common Stock equal to the lesser of (i) 300% of the number of Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Fixed Purchase Notice for the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 2.2 and (ii) 30% of the trading volume in the Company’s Common Stock on the NCM during the applicable VWAP Purchase Period on the applicable VWAP Purchase Date.

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 2.2, an irrevocable written notice delivered by the Company to the Investor (concurrently with the delivery of the applicable Fixed Purchase Notice by the Company to the Investor on the applicable Fixed Purchase Date with respect to the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 2.2) directing the Investor to purchase a VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.2 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor on the applicable VWAP Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Period” means, with respect to a VWAP Purchase made pursuant to Section 2.2, the period on the applicable VWAP Purchase Date for such VWAP Purchase beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Termination Time.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 2.2, the purchase price per Share to be purchased by the Investor in such VWAP Purchase equal to the lesser of ninety percent (90%) of (i) the Closing Sale Price of the Common Stock on the applicable VWAP Purchase Date and (ii) the VWAP during the applicable VWAP Purchase Period.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 2.2, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, which number of Shares shall not exceed the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Share Percentage” means, with respect to a VWAP Purchase made pursuant to Section 2.2, thirty percent (30%).

“VWAP Purchase Share Volume Maximum” means, with respect to a VWAP Purchase made pursuant to Section 2.2, a number of shares of Common Stock equal to (i) the number of Shares specified by the Company in the applicable VWAP Purchase Notice as the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase, divided by (ii) the VWAP Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“VWAP Purchase Termination Time” means, with respect to a VWAP Purchase made pursuant to Section 2.2, the earliest of (i) 2:00 p.m., New York City time, on the applicable VWAP Purchase Date, or such other time publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official close of trading on the Trading Market on such applicable VWAP Purchase Date, (ii) such time, from and after the VWAP Purchase Commencement Time for such VWAP Purchase, that the trading volume of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) has exceeded the applicable VWAP Purchase Share Volume Maximum and (iii) such time, from and after the VWAP Purchase Commencement Time for such VWAP Purchase, that any sale price of the Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) has fallen below the applicable Floor Price for such applicable VWAP Purchase.

EXHIBIT A TO THE
COMMON STOCK PURCHASE AGREEMENT

REGISTRATION RIGHTS AGREEMENT

[TO BE FURNISHED SEPARATELY]

A-1

EXHIBIT B TO THE
COMMON STOCK PURCHASE AGREEMENT
CERTiFICATE OF THE COMPANY

CLOSING CERTIFICATE

__, 2024

The undersigned, the [●] of CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of [●], 2024 (the “Agreement”), by and between the Company and Keystone Capital Partners, LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company, as amended through the date hereof, as filed with the State of Delaware. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the State of Delaware since the date shown on the face of the state certification relating to the Company’s Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

3. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company via unanimous written consent on [●], 2024.

4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name:
Title:

B-1

EXHIBIT C TO THE
COMMON STOCK PURCHASE AGREEMENT
COMPLIANCE CERTIFICATE

The undersigned, the [●] of CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of [●], 2024 (the “Agreement”), by and between the Company and Keystone Capital Partners, LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that, to the best of his knowledge after reasonable investigation, on behalf of the Company (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed [●] of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article IV of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. Each of the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company, respectively, [at or prior to Commencement][on or prior to the date hereof].

4. The Shares issuable in respect of each Fixed Purchase Notice, each VWAP Purchase Notice, and each Additional VWAP Purchase Notice effected pursuant to the Agreement shall be delivered to the Investor in accordance with the terms and provisions of the Agreement.

5. As of [the Commencement Date][the date hereof], the Company does not possess any material non-public information.

6. As of [the Commencement Date][the date hereof], the Company has reserved out of its authorized and unissued Common Stock, [●] shares of Common Stock solely for the purpose of effecting Fixed Purchases, VWAP Purchases and Additional VWAP Purchases under the Agreement.

7. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Knowledge of the Company, threatened by the Commission.

The undersigned has executed this Certificate this [●] day of [●], 2024.

By:
Name:
Title:

ANNEX 2.1

TO THE COMMON STOCK PURCHASE AGREEMENT

FORM OF FIXED PURCHASE NOTICE

To:
E-mail:

Reference is made to the Common Stock Purchase Agreement dated as of November 8, 2024 (the “Purchase Agreement”) between CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), and Keystone Capital Partners, LLC, a Delaware limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.1 of the Purchase Agreement, the Company hereby issues this Fixed Purchase Notice to exercise a Fixed Purchase for the Fixed Purchase Share Amount indicated below.

Fixed Purchase Share Amount (number of Shares):

Fixed Purchase Exercise Date:
Fixed Purchase Price (per Share):
Total Aggregate Fixed Purchase Price:
Fixed Purchase Share Delivery Date:
Fixed Purchase Settlement Date:
Dollar Amount of Common Stock
Currently Available under the Aggregate Limit:

Dated:______________________________	CERo THERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:
Address:
Email

AGREED AND ACCEPTED:
KEYSTONE CAPITAL PARTNERS, LLC

By:
Name:
Title:

ANNEX 2.2

TO THE COMMON STOCK PURCHASE AGREEMENT

FORM OF VWAP PURCHASE NOTICE

To:
E-mail:

Reference is made to the Common Stock Purchase Agreement dated as of November 8, 2024 (the “Purchase Agreement”) between CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), and Keystone Capital Partners, LLC, a Delaware limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.2 of the Purchase Agreement, the Company hereby issues this VWAP Purchase Notice to exercise a VWAP Purchase for the VWAP Purchase Share Amount indicated below.

VWAP Purchase Share Amount (number of Shares):

VWAP Purchase Exercise Date:
VWAP Purchase Date:
VWAP Purchase Share Delivery Date:

VWAP Purchase Settlement Date:

Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

Dated:______________________________	CERo THERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:
Address:
Email:

AGREED AND ACCEPTED:
KEYSTONE CAPITAL PARTNERS, LLC

By:
Name:
Title

ANNEX 2.2B

TO THE COMMON STOCK PURCHASE AGREEMENT

FORM OF VWAP PURCHASE CONFIRMATION

To:
E-mail

Reference is made to the Common Stock Purchase Agreement dated as of November 8, 2024 (the “Purchase Agreement”) between CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), and Keystone Capital Partners, LLC, a Delaware limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.2 of the Purchase Agreement, the Investor hereby issues this VWAP Purchase Confirmation for the VWAP Purchase Share Amount indicated below.

VWAP Purchase Share Amount (number of Shares):

VWAP Purchase Exercise Date: VWAP Purchase Date:
VWAP Purchase Commencement Time: VWAP Purchase Termination Time:
VWAP during the VWAP Purchase Period:
Closing Sale Price on the VWAP Purchase
Date:

VWAP Purchase Price (per Share) (90% of lower of two line items immediately above):

Total Aggregate VWAP Purchase Price:
VWAP Purchase Share Delivery Date:
VWAP Purchase Settlement Date:

Dated:_______________________________	KEYSTONE CAPITAL PARTNERS, LLC

By:
Name:
Title:
Address:
Email:

AGREED AND ACCEPTED:

CERo THERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:

ANNEX 2.3

TO THE COMMON STOCK PURCHASE AGREEMENT

FORM OF ADDITIONAL VWAP PURCHASE NOTICE

To:
E-mail:

Reference is made to the Common Stock Purchase Agreement dated as of November 8, 2024 (the “Purchase Agreement”) between CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), and Keystone Capital Partners, LLC, a Delaware limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.3 of the Purchase Agreement, the Company hereby issues this Additional VWAP Purchase Notice to exercise an Additional VWAP Purchase for the Additional VWAP Purchase Share Amount indicated below.

Additional VWAP Purchase Share Amount (number of Shares):

Additional VWAP Purchase Date (indicate whether this is for the first, second, third, etc. Additional VWAP Purchase exercised by the Company on such Additional VWAP Purchase Date):

Additional VWAP Purchase Share Delivery Date:

Additional VWAP Purchase Settlement Date:

Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

Dated:_______________________________	CERo THERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:
Address:
Email:

AGREED AND ACCEPTED:
KEYSTONE CAPITAL PARTNERS, LLC

By:
Name:
Title

ANNEX 2.3B

TO THE COMMON STOCK PURCHASE AGREEMENT

FORM OF ADDITIONAL VWAP PURCHASE CONFIRMATION

To:
E-mail

Reference is made to the Common Stock Purchase Agreement dated as of November 8, 2024, (the “Purchase Agreement”) between CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), and Keystone Capital Partners, LLC, a Delaware limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.3 of the Purchase Agreement, the Investor hereby issues this Additional VWAP Purchase Confirmation for the Additional VWAP Purchase Share Amount indicated below.

Additional VWAP Purchase Share Amount (number of Shares):

Additional VWAP Purchase Date (indicate whether this is for the first, second, third, etc. Additional VWAP Purchase exercised by the Company on such Additional VWAP Purchase Date):

Additional VWAP Purchase Commencement Time:

Additional VWAP Purchase Termination Time:

VWAP during the Additional VWAP Purchase Period:

Closing Sale Price on the Additional VWAP Purchase Date:

Additional VWAP Purchase Price (per Share) (90% of lower of two line items immediately above):

Total Aggregate Additional VWAP Purchase Price:

Additional VWAP Purchase Share Delivery Date:
Additional VWAP Purchase Settlement Date:

Dated:______________________	KEYSTONE CAPITAL PARTNERS, LLC

AGREED AND ACCEPTED:	By:
CERo THERAPEUTICS HOLDINGS, INC.	Name:
Title:
By:	Address:
Name:	Email:
Title:

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 8, 2024, is by and between Keystone Capital Partners, LLC, a Delaware limited liability company (the “Investor”), and CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company and the Investor previously entered into that certain Registration Rights Agreement, dated as of February 14, 2024, pursuant to which the Company provided the Investor with certain registration rights related to the shares issued under the Common Stock Purchase Agreement, dated as of February 14, 2024, by and between the Company and the Investor (the “Prior Purchase Agreement”), upon the terms and subject to the conditions set forth therein.

B. The Company and the Investor have entered into that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may issue to the Investor, from time to time, up to $20,589,384.23 of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”), as of the date of this Agreement.

C. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(n).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

7

(d) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(e) “Claims” shall have the meaning assigned to such term in Section 6(a).

(f) “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(g) “Common Stock” shall have the meaning assigned to such term in the recitals to this Agreement.

(h) “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(i) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(j) “Effectiveness Deadline” means (i) with respect to any Registration Statement that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the seventy-fifth (75th) calendar day following the date on which the Company was required to file such Registration Statement, if such Registration Statement is subject to review by the Commission, and (B) the fifth (5th) Business Day following the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be reviewed.

(k) “Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(c), the forty-fifth (45th) calendar day after the Closing Date and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement,), the tenth (10th) Business Day following the sale of substantially all of the Registrable Securities covered by, as applicable, the Initial Registration Statement or the most recent prior New Registration Statement.

(l) “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(m)  “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

(n) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(o) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(p) “New Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(q) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(r) “Prospectus” means the prospectus in the form included in the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(s) “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(t) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(u) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(v) “Registrable Securities” means all of (i) the Shares and (ii) any securities of the Company issued or issuable with respect to such Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the Common Stock are converted or exchanged and shares of a successor entity into which the Common Stock are converted or exchanged, in each case until such time as such securities cease to be Registrable Securities pursuant to Section 2(f).

(w) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

(x) “Registration Statement” means any registration statement on Form S-1 (or any successor form) required to be filed by the Company under the Securities Act that registers the Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(y) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(z) “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(aa) “Staff” shall have the meaning assigned to such term in Section 2(e).

(bb) “Violations” shall have the meaning assigned to such term in Section 6(a).

8

2.	Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission a Registration Statement covering the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Prospectus included in the Initial Registration Statement shall contain the “Selling Shareholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review and oversee, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Pryor Cashman LLP, or such other counsel as thereafter designated by the Investor. Except as provided under Section 9.1(i) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any and all legal fees and expenses of the Legal Counsel incurred in connection with each registration contemplated hereby.

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, and if the Company desires to sell additional Shares to the Investor under the Agreement, the Company shall then use its best efforts to file with the Commission one or more additional Registration Statements on Form S-1 (or any successor form) so as to cover all of the Registrable Securities not covered by such Initial Registration Statement (each, a “New Registration Statement”), in each case, as soon as practicable (taking into account any position of the staff of the Commission (“Staff”) with respect to the date on which the Staff will permit such additional New Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission). The Company shall use its commercially reasonable efforts to cause each such New Registration Statement to become effective as soon as practicable following the filing thereof with the Commission, but in no event later than the applicable Effectiveness Deadline for such New Registration Statement.

(d) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c) without consulting the Investor and Legal Counsel prior to filing such Registration Statement with the Commission.

(e) Offering. If the Staff or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(c), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act. In the event of any reduction in Registrable Securities pursuant to this paragraph, if the Company desires to sell any Shares to the Investor that are not covered by an Initial Registration Statement or New Registration Statement, the Company shall then use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

9

(f) Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Security is held by the Company or one of its subsidiaries; and (iii) the date that is the later of (A) the first (1st) anniversary of the date of termination of the Purchase Agreement in accordance with Article VII of the Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities to the Investor pursuant to the Purchase Agreement.

3.	Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms of this Agreement and the intended method of disposition thereof, and, pursuant thereto, during the term of this Agreement, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission the Initial Registration Statement pursuant to Section 2(a) hereof and, as required, one or more New Registration Statements pursuant to Section 2(c) hereof with respect to the Registrable Securities, but in no event later than the applicable Filing Deadline therefor, and the Company use its commercially reasonable efforts to cause each such Registration Statement to become effective as soon as practicable after such filing, but in no event later than the applicable Effectiveness Deadline therefor. Subject to Allowable Grace Periods (as defined below), the Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for issuances and sales of the Registrable Securities by the Company to the Investor and for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Purchase Agreement if as of such termination date the Investor holds no Registrable Securities (or, if applicable, the date on which such securities cease to be Registrable Securities after the date of termination of the Purchase Agreement) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(o) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, as soon as reasonably practicable after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date as soon as reasonably practicable in accordance with Rule 461 under the Securities Act.

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(b) Subject to Section 3(c) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or before 5:30 p.m. (New York City time) on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto), and (ii) if the transactions contemplated by any Fixed Purchase are material to the Company (individually or collectively with all other prior Fixed Purchases, VWAP Purchase, or Additional VWAP Purchase, as applicable, the consummation of which have not previously been reported in any Prospectus filed with the Commission under Rule 424(b) under the Securities Act or in any report, statement or other document filed by the Company with the Commission under the Exchange Act), or if otherwise required under the Securities Act (or the interpretations of the Commission thereof), in each case as reasonably determined by the Company and the Investor, then, within the time period prescribed under Rule 424(b) under the Securities Act, the Company shall file with the Commission a Prospectus pursuant to Rule 424(b) under the Securities Act with respect to the applicable Fixed Purchase(s), VWAP Purchase(s) and Additional VWAP Purchase(s), as applicable, disclosing the total number of Shares that are to be (and, if applicable, have been) issued and sold to the Investor pursuant to such purchase(s), the total purchase price for the Shares subject to such purchase(s), the applicable purchases price(s) for such Shares and the net proceeds that are to be (and, if applicable, have been) received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all purchase(s) consummated during the relevant fiscal quarter and shall file such Quarterly Reports and Annual Reports with the Commission within the applicable time period prescribed for such report under the Exchange Act. In the case of amendments and supplements to any Registration Statement or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall file such amendments or supplements to the Registration Statement or Prospectus with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Prospectus, for the purpose of including such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

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(c) The Company shall (A) permit Legal Counsel an opportunity to review and comment upon (i) each Registration Statement at least two (2) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the Commission, and (B) shall reasonably consider any comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to Legal Counsel, without charge, (i) electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the Commission, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to Legal Counsel to the extent such document is available on EDGAR).

(d) Without limiting any obligation of the Company under the Purchase Agreement, if requested by an Investor, the Company shall promptly furnish to such Investor, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any final Prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Investor to the extent such document is available on EDGAR).

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(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(c), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and, if requested by such Legal Counsel or Investor, deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the Commission that a Registration Statement or any post-effective amendment will be reviewed by the Commission, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

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(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Investor hereby agrees that it shall cooperate with the Company, its counsel and Transfer Agent in connection with any issuances of DWAC Shares, and hereby represents, warrants and covenants to the Company that that it will resell such DWAC Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act.

(j) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(n) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

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(k) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(m) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the Commission in a form to be provided by counsel to the Company and reasonably acceptable to the Investor.

(n) Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 3(n)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to Investor, suspend Investor’s use of any prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but may, in its sole discretion, settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, an “Allowable Grace Period”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds twenty-five (25) consecutive Trading Days or an aggregate of sixty (60) days in any 365-day period; and provided, further, the Company shall not effect any such suspension during (A) the first 10 consecutive Trading Days after the Effective Date of the particular Registration Statement or (B) the five-Trading Day period following each settlement date for a Fixed Purchase, VWAP Purchase, or Additional VWAP Purchase, as applicable. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable). Notwithstanding anything to the contrary contained in this Section 3(n), if the Company is obligated in accordance with the terms of the Purchase Agreement to deliver DWAC Shares to a transferee of the Investor in connection with any resale of Registrable Securities with respect to which the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of an Allowable Grace Period and for which the Investor has not yet settled, the Company shall deliver DWAC Shares to such transferee in accordance with the terms of the Purchase Agreement.

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4.	Obligations of the Investor.

(a) At least two (2) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities, and shall promptly execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(l) or the first sentence of 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(l) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(l) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) The Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.	Expenses of Registration.

Except as provided in the Purchase Agreement, all reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company, except that sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Investor shall be paid by the Investor.

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6.	Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

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(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(c) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

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(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, including any rights under the Purchase Agreement, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.	Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) so long as the Investor owns Registrable Securities, use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

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(b) so long as the Investor owns Registrable Securities, use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, if applicable (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9.	Assignment of Registration Rights.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment. The Investor may not assign its rights under this Agreement without the prior written consent of the Company, other than to an affiliate of the Investor controlled by Fredric Zaino, in which case the assignee must agree in writing to be bound by the terms and conditions of this Agreement.

10.	Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the New Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.	Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

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(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 9.4 of the Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the conditions precedent to a Fixed Purchase, a VWAP Purchase or an Additional VWAP Purchase contained in the Purchase Agreement or (ii) any party’s obligations under the Purchase Agreement.

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(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

CERo THERAPEUTICS HOLDINGS, INC
.
	By:	/s/ Chris Ehrlich
		Name:	Chris Ehrlich
		Title:	Interim Chief Executive Officer

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IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTOR:

KEYSTONE CAPITAL PARTNERS, LLC

By:	/s/ Fredric Zaino
	Name:	Fredric Zaino
	Title:	CIO

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EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[●]

[●]

[●]

Re:	CERo Therapeutics Holdings, Inc.

Reference is made to the offering and resale of shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of CERo Therapeutics Holdings, Inc. (the “Company”) by Keystone Capital Partners, LLC (the “Purchaser”) after they are issued to the Purchaser in accordance with the Purchase Agreement, dated as of [ ], 2024, by and between the Company and the Purchaser, pursuant to the Company’s registration statement on Form S-1 (No. 333-[_____]) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement, together with all amendments thereto filed with the Commission on or before the date of this letter, is referred to herein as the “Registration Statement.”

The Registration Statement became effective under the Securities Act on [_____], 2024 and, based solely on our review of the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml), no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act.

This letter is being furnished by us solely for your benefit in your capacity as transfer agent and registrar of the Common Stock in connection with the sale of the Shares by the Company to the Purchaser, and neither it nor the opinions it contains may be relied on for any other purpose or by anyone else.

Very truly yours,

GOODWIN PROCTER LLP

A-1

EXHIBIT B

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Keystone Capital Partners of any or all of the common stock that may be issued by us to Keystone Capital Partners under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section entitled “Keystone Capital Partners Committed Equity Financing” above. We are registering the common stock pursuant to the provisions of the Registration Rights Agreement we entered into with Keystone Capital Partners on [●], 2024 in order to permit the selling shareholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement, the Common Stock Purchase Agreement and the Registration Rights Agreement, Keystone Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling shareholder” means Keystone Capital Partners, LLC.

The table below presents information regarding the selling shareholder and the common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling shareholder, and reflects holdings as of [●], 2024. The number of shares in the column “Maximum Number of Common Stock to be Offered Pursuant to this Prospectus” represents all of the common stock that the selling shareholder may offer under this prospectus. The selling shareholder may sell some, all or none of its shares in this offering. We do not know how long the selling shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes common stock with respect to which the selling shareholder has voting and investment power. The percentage of common stock beneficially owned by the selling shareholder prior to the offering shown in the table below is based on an aggregate of [●] of our common stock outstanding on [●], 2024. Because the purchase price of the common stock issuable under the Purchase Agreement is determined on each Fixed Purchase Date, with respect to a Fixed Purchase, on the applicable VWAP Purchase Date, with respect to a VWAP Purchase, and on the applicable Additional VWAP Purchase Date, with respect to an Additional VWAP Purchase, the number of shares that may actually be sold by the Company to Keystone Capital under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant	Number of Shares of Common Stock Owned After Offering
Name of Selling Shareholder	Number(1)	Percent(2)	to this Prospectus	Number(3)	Percent(2)
Keystone Capital Partners, LLC(4)	[_________]	*	[●]	0	--

*	Represents beneficial ownership of less than [_]% of our outstanding common stock.

(1)	[ANYTHING ISSUABLE WITHIN 60 DAYS SHOULD BE INCLUDED IN THE TABLE] In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Keystone Capital may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Keystone Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Fixed Purchases, VWAP Purchase, or Additional VWAP Purchase, as applicable, of common stock is subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any of our common stock to Keystone Capital to the extent such shares, when aggregated with all other common stock then beneficially owned by Keystone Capital, would cause Keystone Capital’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap.

(2)	Applicable percentage ownership is based on [●] of our common stock outstanding as of [●], 2024.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners, LLC’s principal business is that of a private investor. Ranz Group, LLC, a Delaware limited liability company, is the managing member of Keystone Capital Partners, LLC and the beneficial owner of 97% of the membership interests in Keystone Capital Partners, LLC. Fredric G. Zaino is the managing member of Ranz Group, LLC and has sole voting control and investment discretion over securities beneficially owned directly by Keystone Capital, LLC and indirectly by Ranz Group, LLC. We have been advised that none of Mr. Zaino, Ranz Group, LLC or Keystone Capital Partners, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zaino as to beneficial ownership of the securities beneficially owned directly by Keystone Capital Partners, LLC and indirectly by Ranz Group, LLC.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus are being offered by the selling shareholder, Keystone Capital Partners, LLC.  The shares may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Keystone Capital Partners, LLC is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Keystone Capital has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement.  Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price.  Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.  Keystone Capital has informed us that each such broker-dealer will receive commissions from Keystone Capital that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our common stock sold by the selling shareholder may be less than or in excess of customary commissions.  Neither we nor the selling shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the selling shareholder.

We know of no existing arrangements between the selling shareholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling shareholder, any compensation paid by the selling shareholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our common stock covered by this prospectus by the selling shareholder.

We also have agreed to indemnify Keystone Capital and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.  Keystone Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Keystone Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $[●].

Keystone Capital has represented to us that at no time prior to the date of the Purchase Agreement has Keystone Capital or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock.  Keystone Capital has agreed that during the term of the Purchase Agreement, neither Keystone Capital, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of our common stock offered by this prospectus have been sold by the selling shareholder.

Our common stock is currently listed on The Nasdaq Global Market under the symbol “CERO”.

EXHIBIT C

The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners, LLC’s principal business is that of a private investor. Ranz Group, LLC, a Delaware limited liability company, is the managing member of Keystone Capital Partners, LLC and the beneficial owner of 97% of the membership interests in Keystone Capital Partners, LLC. Fredric G. Zaino is the managing member of Ranz Group, LLC and has voting control and investment discretion over securities beneficially owned directly by Keystone Capital, LLC and indirectly by Ranz Group, LLC. We have been advised that none of Mr. Zaino, Ranz Group, LLC or Keystone Capital Partners, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zaino as to beneficial ownership of the securities beneficially owned directly by Keystone Capital Partners, LLC and indirectly by Ranz Group, LLC.

C-1